                                                                   Exhibit 10.8

                      HIGH VOLTAGE ENGINEERING CORPORATION

                              EMPLOYMENT AGREEMENT


     AGREEMENT dated February 24, 1998 between High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), and Russell L. Shade, Jr., (the "Executive").

     1. Employment. The Company agrees to employ the Executive as Chief Operating Officer of the Company and member of the Company's Board of Directors. The Executive agrees, while employed hereunder, to perform his duties faithfully and to the best of his ability. The Executive shall be employed at the Company's offices in Massachusetts.

     2. Term. The employment of the Executive hereunder shall begin on March 9, 1998 (after termination of the Executive's employment by an unrelated employer) and shall continue through the occurrence of a Termination Date, as defined in
Section 6 (the "Term").

     3. Compensation.

          3.1. Base Salary. As compensation for the Executive's services during the Term, the Company shall pay the Executive an annual Base Salary at the rate of $250,000 per year, payable with the same frequency as salaries paid to other senior executive officers. Prior to each April 30 during the Term, beginning April 30, 1999, the Compensation Committee of the Board of Directors (the "Committee") shall undertake an evaluation of the services of the Executive during the fiscal year then ended. The Committee shall consider the performance of the Executive, his contribution to the success of the Company and entities under common control with the Company (collectively, "Affiliates"), and other factors and shall fix an annual Base Salary to be paid to the Executive during the ensuing fiscal year.

          3.2. Incentive Compensation. For each fiscal year, the Committee will establish an incentive compensation program to have a target of 80% of base pay at achievement of the program.

          For the fiscal year ending April 30, 1999, incentive compensation will be based on the achievement of a target Plan EBITDA equal to $35.3 million adjusted on a pro-forma basis for acquisitions, divestitures and other items not currently incorporated in the

     Business Plan. The Executive shall be entitled to incentive compensation equal to the following percentage of his Base Salary:

Results as % of Plan EBITDA       Base Salary Percentage
---------------------------       ----------------------
            less than 85%                    0
                  85%                       20%
                 100%                       80%
                 115% or more              100%


          For results as a percentage of Plan EBITDA between 85% and 100%, the Base Salary Percentage shall be pro-rated to the nearest whole percent on a straight line basis, and for results as a percentage of Plan EBITDA between 100% and 115%, the Base Salary Percentage shall be pro-rated to the nearest whole percent on a straight line basis. For the purpose of this Agreement, EBITDA means operating earnings (excluding certain unusual or nonrecurring items) before interest, taxes, depreciation and amortization, as set forth on the Company's financial statement and shall be appropriately adjusted to reflect acquisitions, divestitures and other extraordinary events.

          For fiscal year 2000 and subsequent fiscal years, incentive compensation will be based on the achievement of a target Plan EBITDA and other parameters, such as growth rate and cash flow, as determined by the Committee. Each of these parameters shall be derived from the Company budget for that year adopted by the Board of Directors and disclosed by the Company to investment analysts or otherwise used for external purposes.

          Within a reasonable period after operating results have been determined for each fiscal year, the Executive shall be entitled to incentive compensation provided program targets have been achieved. Payment of 62.5% of the incentive compensation for any fiscal year shall be made in cash, subject to applicable employment and withholding taxes, promptly after calculation, and payment of the remaining 37.5% plus simple interest at 10% per year shall be made, again subject to applicable taxes, on the third anniversary of the first payment, but only if the Executive is employed by the Company and its Affiliates on the date of payment.

          3.3. Disability. If the Executive is prevented by disability, for a period of six consecutive months, from continuing fully to perform his obligations hereunder, the Executive shall perform his obligations hereunder to the extent he is able and the Company may reduce his annual base salary to reflect the extent of the disability; provided that in no event may such rate, when added to payments received by him under any disability or qualified retirement or pension plan to which the Company or an Affiliate contributes or has contributed, be less than one-half of the annual base salary in effect at the time that such disability commenced. If there should be a dispute about the Executive's disability, disability shall be determined by the Board of Directors of the Company based upon a report from a physician who shall have examined the Executive. If the Executive claims disability, the Executive agrees to submit to a physical examination at any reasonable time or times by a qualified physician designated by the Company and reasonably acceptable to the Executive.

          4. Incentive Arrangements.

          4.1. Shadow Stock. The Company and the Executive have entered into a Shadow Stock Agreement dated the date of this Agreement, a copy of which is attached hereto as Exhibit A.

          4.2. Additional Stock Units. Each year during the term of this Agreement the Executive shall be granted additional Stock Units under agreements substantially similar to the Shadow Stock Appreciation Agreement in the form attached as Exhibit B. For the fiscal year ending April 30, 1999, the Stock Units shall represent .4% of the Company's outstanding common stock. For fiscal year 2000 and each subsequent year, the Stock Units shall represent the number of Letitia shares calculated by dividing 65% of his Base Salary for that year by the market value of a Letitia share at the end of the preceding fiscal year.

     5. Employee Benefits. The Executive shall participate in all "employee pension benefit plans" and in all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974) maintained by the Company, on a basis no less advantageous to the Executive than the basis on which Clifford Press and Laurence S. Levy participate (collectively, "Benefits"). Without limiting the generality of the foregoing, the Executive shall be entitled to the following Benefits:

          5.1. Medical Insurance. The Executive and the Executive's dependents shall be covered by medical insurance comparable in scope to the coverage afforded other High Voltage Engineering Corporation executives on the date hereof, with only such contribution by the Executive toward the cost of such insurance as may be required from time to time from other senior executive employees.

          5.2. Expenses. The Company shall reimburse the Executive from time to time for the reasonable expenses incurred by the Executive in connection with the performance of his obligations hereunder, subject to compliance with reasonable documentation procedures.

          5.3. Holidays and Vacations. The Executive shall be entitled to legal holidays and to annual paid vacation of up to six weeks, all in accordance with the Company's holiday and vacation policy. Additionally, the Executive, Clifford Press and Laurence Levy will coordinate vacation schedules on a mutually agreeable basis in order to guarantee the presence of a senior executive at all times.

          5.4. Relocation. In order to facilitate the relocation of the Executive from Virginia to Massachusetts, the Company will pay (a) closing costs for the purchase of a house in Massachusetts, (b) rental costs for interim accommodations in Massachusetts or reimbursement of interest incurred on a bridge loan of up to $300,000, or any combination of the two, for up to six months, (c) real estate commission and closing costs for the sale of his Virginia house, (d) moving and storage for household effects, and (e) up to ten round-trip excursion fare tickets between Boston Logan and Roanoke, Virginia. The Company and the Executive will cooperate to minimize such expenses with the understanding that, where necessary, the Company will gross up the Executive's compensation to account for taxes payable by him with respect to the reasonable relocation expenses paid by the Company.

          5.5. Supplemental Deferred Compensation Agreement. In addition to the deferred compensation provided by the Company in Section 4.3, the Company and the Executive will enter into a Supplemental Deferred Compensation Agreement in the form attached hereto as Exhibit C.

     6. Termination Date; Consequences for Compensation and Benefits

          6.1. Definition of Termination Date. The first to occur of the following events shall be the Termination Date:

               6.1.1. The date on which the Executive becomes entitled to receive long-term or short-term disability payments by reason of total and permanent disability;

               6.1.2. The Executive's death;

               6.1.3. Voluntary resignation after one of the following events shall have occurred, which event shall be specified to the Company by the Executive at the time of resignation: material reduction in the responsibility, authority, power or duty of the Executive or a material breach by the Company of any provision of this Agreement, which breach continues for 30 days following notice by the Executive to the Company setting forth the nature of the breach ("Resignation with Reason");

               6.1.4. Voluntary resignation not accompanied by a notice of reason described in Section 6.1.3 ("General Resignation");

               6.1.5. Discharge of the Executive by the Company after one of the following events shall have occurred, which event shall be specified to the Executive by the Company at the time of discharge: of a material act by the Executive against the Company involving moral turpitude, material willful misconduct in the discharge of his duties, conviction of the Executive or the entry of a plea of guilty or nolo contendere by the Executive to any crime involving moral turpitude, or any material breach of any term of this Agreement by the Executive which is not cured within 30 days after written notice from the Board of Directors of the Company to the Executive setting forth the nature of the breach ("Discharge for Cause");

               6.1.6. Discharge of the Executive by the Company not accompanied by a notice of cause described in Section 6.1.5 ("General Discharge").

          6.2. Consequences for Compensation and Benefits. If the Termination Date occurs by reason of disability, death, General Resignation or Discharge for Cause, the Company shall pay compensation to the Executive through the Termination Date and shall pay to the Executive all Benefits accrued through the Termination Date, payable in accordance with the respective terms of the plans, practices and arrangements under which the Benefits were accrued. If the Termination Date occurs by reason of General Discharge or Resignation with Reason, the Company shall pay Base Salary and Benefits until the first to occur of (a) Receipt of Earned Income, or (b) the first anniversary of the Termination Date.

          Receipt of Earned Income means receipt of salary, wages or self-employment income, whether from consulting or otherwise, from any source other than High Voltage Engineering Corporation.

     7. Indemnification. The Company shall indemnify the Executive against all loss, cost, liability and expense arising from the Executive's service to the Company or any Affiliate, whether as officer, director, employee, fiduciary of any employee benefit plan or otherwise, upon terms at least as favorable to the Executive as those provided by the Articles of Organization and By-laws of the Company on the date hereof.

     8. Agreement Not to Compete. The Executive agrees that, while serving as an Executive of the Company, he will not serve as an employee or director of any business entity other than the Company and its Affiliates, but may serve as a director of a reasonable number of not-for-profit corporations and may devote a reasonable amount of time to charitable and community service. For the period beginning on the Termination Date and continuing for two years, the Executive shall not engage, directly or indirectly, in any business competitive with any businesses of the Company or any Affiliate. The Executive may hold stock or a limited partnership interest of 5% or less in any publicly-traded entity engaged in such business without violating this Agreement. Furthermore, the Executive may serve as an employee of a business, a subsidiary or division of which is competitive with the business of the Company, without violating this Agreement so long as the Executive does not either directly or indirectly provide services to such subsidiary or division.

     9. Agreement Not to Solicit or Interfere.

     (a) During the Executive's employment by the Company, the Executive will comply with all policies and rules that may from time to time be established by the Company, and will not engage directly or indirectly in any business or enterprise which in any way is competitive or conflicting with the interests or business of the Company.

     (b) During the three-year period after termination of employment by the Company, regardless of the reason or absence of reason for termination of employment (such period not to include any period(s) of violation of this Section 9(b) or period(s) of time required for litigation to enforce its provisions), the Executive shall not, directly or indirectly: (i) solicit, service, accept orders from, or otherwise have business contact with any person or entity who has, within the three-year period immediately prior to such termination of Executive's employment, been a customer (including, without limitation, a reseller and/or end user of products) of the Company, if such contact could directly or indirectly divert business from or adversely affect the business of the Company; (ii) interfere with the contractual relations between the Company and any of its employees; or (iii) employ or cause to be employed in any capacity, or retain or cause to be retained as a consultant, any person who was employed by the Company at any time during the one-year period ended on the date of termination of the Executive's employment.

     (c) For a period of three years after termination of the Executive's employment by the Company (such period not to include any period(s) of violation of this Section 9(c) or period(s) of time required for litigation to enforce its provisions), the Executive shall not, directly or indirectly, engage in, or enter into or participate in, at any place within the rest of the United States any Competitive Business (as defined below), either as an individual for his own account or as a partner or a joint venturer or as a director, independent contractor or holder of more than a one-percent equity interest in any other person, firm, partnership or corporation.

     For purposes of this Section 9(c): the term "Competitive Business" shall mean any business or commercial activity that competes with or is reasonably likely to compete with or adversely affect any part or area of the Company's current or proposed business at any time throughout the entire period of the Executive's employment by the Company.

     (d) If at any time any of the provisions of this Section 9 shall be deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Company and the Executive agree that the provisions of this Section 9, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     10. Confidential Information.

     (a) For purposes of this Section 10 and of Sections 8 and 9 above, "Company" shall include the businesses of the Company and each of its direct and indirect subsidiaries. The Executive recognizes and acknowledges that during the course of his employment, he may have exposure to and develop special knowledge and skills concerning certain of the Company's Confidential Information (as defined below) vital to the Company's ability to compete successfully in its business. The Executive further acknowledges that it is vital to the Company's legitimate business interests that the confidentiality of such Confidential Information be preserved, and that use or reliance on such Confidential Information by or on behalf of any other business or commercial activity in competition with the Company could result in irreparable harm to the Company. The Executive further acknowledges that the Confidential Information is a valuable, special and unique asset of the Company's business, and that the Confidential Information is and shall remain the exclusive property of the Company and nothing in this Agreement shall be construed as a grant to the Executive of any rights, title or interest in the Confidential Information.

     (b) Without the prior written consent of the Company, the Executive shall not, at any time either during or subsequent to his employment by the Company, use any Confidential Information (as defined below) for the benefit of anyone other than the Company, or disclose any Confidential Information to any person or party; the Executive may, however, use or disclose Confidential Information as required by his obligations to the Company or as necessary or desirable (and for the benefit of the Company) in connection with the Company's business (but all such permitted uses and disclosures shall be made under circumstances and conditions reasonably appropriate to preserve the Confidential Information as the Company's confidential property). In particular, without limiting the generality of the foregoing, the Executive shall not remove any Confidential Information, however embodied, from the Company's premises, facilities or place of business, except as required in the course of employment by the Company.

     (c) After the term of the Executive's employment with the Company, the foregoing restrictions shall not apply to Confidential Information which the Executive can establish by competent written proof:

          (i) was known, other than under binder of secrecy, to the Executive prior to his employment by the Company; or

          (ii) was subsequently obtained by the Executive, other than under binder of secrecy, from a third party not acquiring the information under an obligation of confidentiality from the disclosing party.

     (d) The term "Confidential Information" includes all information which is acquired by the Executive from the Company, its other employees, its suppliers or customers, its agents or consultants, or others, during his employment by the Company, and which relates to the present or potential businesses and products of the Company, as well as any other information as may be designated by the Company as confidential. The term Confidential Information may relate, for example, to Inventions (as defined below), trade secrets, computer software, research, development, design, engineering, manufacturing, purchasing, supplier lists, customer lists, price lists, accounting, profit margins, marketing or sales volume information or strategic plans; may include information contained, for example, in drawings, models, data, specifications, reports, compilations or computer programs; and may be in the nature of unwritten knowledge or technical or manufacturing know-how; but shall not in any event include any information which becomes generally known or available to persons in the business or industry of the Company other than as a result of acts or omissions attributable to the Executive.

     11. Arbitration. In the event that any party hereto has any claim under this Agreement or the shadow stock agreements or the deferred compensation agreement referred to herein or any other issues relating to the Executive's employment by the Company, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Executive, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators.

     12. Specific Enforcement. Notwithstanding the provisions of Section 11, the parties acknowledge that the Executive's breach of the provisions of Section 8, 9 or 10 of this Agreement will cause irreparable harm to the Company; it is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief or specific performance, which relief shall be cumulative and in addition to any other relief to which the Company may be entitled.

     13. Governing Law. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts.

     14. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

     15. Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his personal representatives.

     16. Assignability. Neither this Agreement nor any benefits payable to the Executive hereunder shall be assigned, pledged, anticipated, or otherwise alienated by the Executive, or subject to attachment or other legal process by any creditor of the Executive, and notwithstanding any attempted assignment, pledge, anticipation, alienation, attachment, or other legal process, any benefit payable to the Executive hereunder shall be paid only to the Executive or his estate.

     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Executive have signed and sealed this Agreement as of the date first written above.

                                                HIGH VOLTAGE ENGINEERING
                                                  CORPORATION


                                                By: /s/ Clifford Press
                                                   --------------------------

                                                    /s/ Russell L. Shade, Jr.
                                                -----------------------------
                                                Russell L. Shade, Jr.

                                                                       Exhibit A

                      HIGH VOLTAGE ENGINEERING CORPORATION

                             SHADOW STOCK AGREEMENT


     AGREEMENT dated February 24, 1998 between High Voltage Engineering Corporation, a Massachusetts corporation, and Russell L. Shade, Jr.

     1. Definitions.

     "Account" means a bookkeeping account in the name of the Participant to which Stock Units are credited.

     "Affiliate" means an entity under common control with the Company.

     "Award Date" means March 9, 1998.

     "Board" means the Board of Directors of the Company.

     "Company" means High Voltage Engineering Corporation, a Massachusetts corporation.

     "Letitia" means Letitia Corporation, a Delaware corporation.

     "Market Value" shall mean the market value of a Letitia share, as determined by the Board of Directors. If the Participant disagrees with the Letitia value used by the Company, he may suggest a different value. If the matter is not resolved, each of the Company and the Participant shall designate an arbitrator and the two arbitrators so designated shall designate an appraiser. The appraiser so designated shall determine the value of a Letitia share held by a person with the fully diluted interest of the Participant. The party whose suggested value was farther from the finally determined value shall pay the cost of the appraisal.

     "Maturity" of a Stock Unit is the fifth anniversary of the date the Stock Unit vests pursuant to Section 3.

     "Participant" means Russell L. Shade, Jr.

     "Share" means a share of common stock of Letitia.

     "Stock Unit" means a bookkeeping entry representing one Share for which the Participant has a right to receive payment pursuant to this Agreement.

     "Vested Stock Unit" means a Stock Unit that has become nonforfeitable pursuant to Section 3.

     2. Award of Stock Units. The Board has awarded to the Participant on the Award Date 22 Stock Units.

     3. Vesting. Stock Units shall vest at the following dates:


                  Date                            Vested Stock Units
                  ----                            ------------------
         April 30, 1998                                  3.3
         April 30, 1999                                  5.5
         April 30, 2000                                  5.5
         April 30, 2001                                  5.5
         April 30, 2002                                  2.2


     4. Payment After Maturity. Within 30 days after Maturity of a Stock Unit, the Company shall pay to the Participant a cash amount equal to Market Value at the most recent fiscal quarter end and shall cancel the Stock Unit.

     5. Payment After Death. If the Participant dies with Stock Units standing to his Account, the Company will pay to the person designated by the Participant or, in the absence of designation, to the Participant's estate, within a reasonable period after death (not to exceed six months), an amount equal to the number of Stock Units standing to his Account times the Market Value at the most recent fiscal quarter end preceding the date of payment.

     6. Right of Redemption Upon Termination of Employment. If the Participant terminates employment with the Company and its Affiliates for any reason other than death, the Participant shall forfeit all Stock Units other than Vested Stock Units. The Company shall then have the right, exercisable at its option at any time after the termination of employment, to redeem some or all of the Vested Stock Units remaining to the Account of the Participant. Redemption shall be in an amount equal to the number of Stock Units so redeemed times the Market Value at the fiscal quarter end preceding the date of redemption. To the extent that the Company fails to exercise its right of redemption, the remaining Stock

Units shall remain subject to the payment provisions set forth in Section 4 above.

     7. Unfunded Obligations. The Company's obligations are unfunded, and the Participant is at all times an unsecured, general creditor of the Company with no interest in any specific assets of the Company.

     8. Employment Taxes. The Company will withhold from any payment made all amounts required to be withheld as income taxes or FICA taxes under applicable law.

     9. Adjustments in the Event of Certain Transactions. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to Shares other than normal cash dividends, the Board will make appropriate adjustments to the number and kind of Stock Units affected by such change. If at any time when any of High Voltage Engineering Corporation's 1997 Warrants are outstanding there occurs a Qualified Subsidiary IPO, as defined in the 1997 Warrants, the Company shall deliver to the Executive shares of the common stock of the Qualified Subsidiary in substitution for certain of the Stock Units, determined in accordance with the principles set forth in Section 14 of the 1997 Warrants, particularly paragraph (e) thereof.

     10. Other Employee Benefits. The value of Stock Units awarded to the Participant will not constitute "earnings" or "compensation" with respect to which any other employee benefits are determined, including without limitation, benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

     11. Governing Law. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. In the event that any party hereto has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Executive, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators

     12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

     13. Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and his personal representatives.

     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Employee have signed and sealed this Agreement as of the date first written above.

                                                        HIGH VOLTAGE ENGINEERING
                                                         CORPORATION


                                                        By:
                                                           --------------------


                                                        -----------------------
                                                        Russell L. Shade, Jr.

                                                                       Exhibit B


                      HIGH VOLTAGE ENGINEERING CORPORATION
                       SHADOW STOCK APPRECIATION AGREEMENT


     AGREEMENT dated _____________________ between High Voltage Engineering Corporation, a Massachusetts corporation, and Russell L. Shade, Jr.

         1.       Definitions.

     "Account" means a bookkeeping account in the name of the Participant to which Stock Units are credited.

     "Affiliate" means an entity under common control with the Company.

     "Appreciation Value" means the amount by which Market Value at any date exceeds Market Value at the Award Date.

     "Award Date" means __________________.

     "Board" means the Board of Directors of the Company.

     "Company" means High Voltage Engineering Corporation, a Massachusetts corporation.

     "Letitia" means Letitia Corporation, a Delaware corporation.

     "Market Value" shall mean the market value of a Letitia share, as determined by the Board of Directors. If the Participant disagrees with the Letitia value used by the Company, he may suggest a different value. If the matter is not resolved, each of the Company and the Participant shall designate an arbitrator and the two arbitrators so designated shall designate an appraiser. The appraiser so designated shall determine the value of a Letitia share held by a person with the fully diluted interest of the Participant. The party whose suggested value was farther from the finally determined value shall pay the cost of the appraisal.

     "Maturity" of a Stock Unit is the later of the fifth anniversary of the date the Stock Unit vests pursuant to Section 3 or the Participant's termination of employment for any reason other than death.

     "Participant" means Russell L. Shade, Jr.

     "Share" means a share of common stock of Letitia.

     "Stock Unit" means a bookkeeping entry representing one Share for which the Participant has a right to receive payment pursuant to this Agreement.

     "Vested Stock Unit" means a Stock Unit that has become nonforfeitable pursuant to Section 3.

     2. Award of Stock Units. The Board has awarded to the Participant on the Award Date ____ Stock Units.

     3. Vesting. Stock Units shall vest at the following dates:


                Date                                 Vested Stock Units
                ----                                 ------------------
       [3 years after Award Date]                [50% of awarded Stock Units]
       [5 years after Award Date]                [50% of awarded Stock Units]


     4. Payment After Maturity. Within 30 days after Maturity of a Stock Unit, the Company shall pay to the Participant a cash amount equal to one-quarter (1/4) of the Appreciation Value at the most recent fiscal quarter end. On each of the first, second and third anniversaries that payment date, the Company shall pay to the Participant one-quarter (1/4) of the Appreciation Value calculated at the most recent fiscal quarter end.

     5. Payment After Death. If the Participant dies with Stock Units standing to his Account, the Company will pay to the person designated by the Participant or, in the absence of designation, to the Participant's estate, within a reasonable period after death (not to exceed six months), an amount equal to the number of Stock Units standing to his Account times the Appreciation Value at the most recent fiscal quarter end preceding the date of payment.

     6. Right of Redemption Upon Termination of Employment. If the Participant terminates employment with the Company and its Affiliates for any reason other than death, the Participant shall forfeit all Stock Units other than Vested Stock Units. The Company shall then have the right, exercisable at its option at any time after the termination of employment, to redeem some or all of the Vested Stock Units remaining to the Account of the Participant. Redemption shall be in an amount equal

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

to the number of Stock Units so redeemed times the Appreciation Value at the fiscal quarter end preceding the date of redemption. To the extent that the Company fails to exercise its right of redemption, the remaining Stock Units shall remain subject to the payment provisions set forth in Section 4 above.

     7. Unfunded Obligations. The Company's obligations are unfunded, and the Participant is at all times an unsecured, general creditor of the Company with no interest in any specific assets of the Company.

     8. Employment Taxes. The Company will withhold from any payment made all amounts required to be withheld as income taxes or FICA taxes under applicable law.

     9. Adjustments in the Event of Certain Transactions. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to Shares other than normal cash dividends, the Board will make appropriate adjustments to the number and kind of Stock Units affected by such change. If at any time when any of High Voltage Engineering Corporation's 1997 Warrants are outstanding there occurs a Qualified Subsidiary IPO, as defined in the 1997 Warrants, the Company shall cause the relevant Qualified Subsidiary to grant to the Optionee an option covering its common stock in substitution for certain Stock Units, determined in accordance with the principles set forth in Section 14 of the 1997 Warrants, particularly paragraph (e) thereof.

     10. Other Employee Benefits. The value of Stock Units awarded to the Participant will not constitute "earnings" or "compensation" with respect to which any other employee benefits are determined, including without limitation, benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

     11. Governing Law. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. In the event that any party hereto has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American

Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Executive, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators

     12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

     13. Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and his personal representatives.

     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Employee have signed and sealed this Agreement as of the date first written above.

                                                        HIGH VOLTAGE ENGINEERING
                                                        CORPORATION


                                                        By:
                                                           --------------------


                                                        -----------------------
                                                        Russell L. Shade, Jr.

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

                                                                       Exhibit C



                      HIGH VOLTAGE ENGINEERING CORPORATION

                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

     AGREEMENT dated February 24, 1998, between High Voltage Engineering Corporation (the "Company") and Russell L. Shade, Jr. (the "Executive").

     1. Credits to an Account. The Company shall maintain a separate account for the benefit of the Executive (the "Account") to which the following credits shall be made:

          1.1. Annual Credit. For each fiscal year on the last day of which the Executive remains an employee of the Company, beginning with fiscal year 1998, the Company shall credit to the Account the amount of $35,000 within 30 days after the end of the fiscal year.

          1.2. Investment of the Account. The Company will enter into a rabbi trust in the form of Exhibit 1 (the "Trust") for the purpose of investing the Account. The Trust will be invested by the Trustee thereof. The Executive may make investment suggestions from time to time, and it shall be the goal of the Company and the Executive that the Trust assets enjoy reasonable capital appreciation.

          1.3. Contributions by the Executive. Beginning with fiscal year 1999, the Executive may, at his election, contribute to the Trust during March such amount as he may designate.

     2. Vesting in the Trust. The Executive shall at all times have a vested interest in the balance of the Account.

     3. Distributions. The Company shall distribute the balance of the Account, plus amount representing the earnings of the Trust, to the Executive as follows and shall make appropriate debits to the Account to reflect such distributions:

          3.1. Distributions Prior to Death. The Company shall distribute to the Executive the balance of the Account plus earnings in 10 substantially equal installments, commencing on January 2, 2011.

          3.2. Distributions Upon Death. If the Executive dies before all payments shall have been made from the Account pursuant to Section 3.1, payments therefrom shall be made to his beneficiary designated on the form attached as Exhibit 2. In default of any beneficiary designation by the Executive, payment shall be made to his spouse or, if no spouse survives the Executive, to his issue by right of representation or, if no issue survives him, to his estate.

          3.3. Acceleration of Payments. If the Executive terminates employment with the Company or dies before March 9, 2003, payments pursuant to Section
     3.1 or Section 3.2 shall be made within twelve months after termination of employment or death. At the discretion of the Compensation Committee of the Board of Directors (the "Committee"), the payments to be made pursuant to Sections 3.1 and 3.2 may be accelerated in such amounts and at such times as the Committee determines.

     4. Employment Taxes. The Company will withhold from each payment of distributions all amounts required to be withheld as income taxes or FICA taxes under applicable law.

     5. Nature of Claim for Payments. The Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder. All obligations of the Company hereunder shall be reflected by book entries only, and the Executive shall have no rights on account of this Agreement in or to any specific assets of the Company. Any rights that the Executive may have on account of this Agreement shall be those of a general, unsecured creditor of the Company.

     6. Employment Rights. Neither this Agreement nor the contribution of any amount hereunder to the Trust will confer upon the Executive any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the Executive's employment or increase or decrease his compensation at any time.

     7. Other Employee Benefits. Credits to the Trust will not constitute "earnings" or "compensation" with respect to which any other employee benefits are determined, including without limitation benefits under any pension or life insurance plan.

     8. Rights Non-Assignable. Neither the Executive nor any beneficiary shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

     9. Governing Law; Arbitration. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. In the event that any party hereto has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Executive, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators.

     10. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Executive, his personal representative and next-of-kin.

     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Executive have signed and sealed this Agreement as of the date first written above.

                                          HIGH VOLTAGE ENGINEERING
                                            CORPORATION


                                          By:
                                             --------------------------

                                             --------------------------






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